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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2003

Corvas International, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19732 (Commission File Number)	33-0238812 (IRS Employer Identification No.)
3030 Science Park Road San Diego, California 92121 (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (858) 455-9800

N/A
(Former name or former address, if changed since last report)

Item 5.    Other Events.

        On February 24, 2003, Dendreon Corporation, a Delaware corporation ("Dendreon"), Seahawk Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of Dendreon ("Merger Sub"), Charger Project LLC, a Delaware limited liability company and wholly-owned subsidiary of Dendreon ("Charger LLC"), and Corvas International, Inc., a Delaware corporation ("Corvas"), entered into an Agreement and Plan of Merger (the "Merger Agreement"). Pursuant to the Merger Agreement, Merger Sub will merge with and into Corvas, with Corvas surviving as a wholly-owned subsidiary of Dendreon (the "Merger"); and immediately thereafter Corvas will merge with and into Charger LLC, with Charger LLC surviving as a wholly-owned subsidiary of Dendreon (collectively with the Merger, the "Combination"). The completion of the Combination is subject to several conditions, including (i) the approval of the Merger by holders of a majority of the outstanding shares of common stock of Corvas, and (ii) the approval of the issuance of the Dendreon shares of common stock in the Merger by holders of a majority of the outstanding shares of common stock of Dendreon present or represented by proxy at the stockholders meeting to vote for such approval.

        In connection with the Merger, each outstanding share of Corvas common stock will be converted into the right to receive 0.45 of a share of Dendreon common stock. Dendreon will assume all options outstanding under Corvas existing stock option plans, and Corvas stock options will be exercisable for Dendreon common stock (subject to certain adjustments to the exercise price and number of shares issuable upon exercise of those options).

        The Combination is intended to qualify as a "reorganization" under Section 368(a) of the Internal Revenue Code of 1986, as amended.

        Also on February 24, 2003, in connection with the Merger Agreement, Corvas entered into a lockup and voting agreement with the officers and directors of Dendreon (the "Dendreon Stockholders"), and Dendreon entered into a lockup and voting agreement with the officers and directors of Corvas (the "Corvas Stockholders"). The Dendreon Stockholders, collectively, beneficially own approximately 35% of the outstanding shares of Dendreon's common stock, and the Corvas Stockholders, collectively, beneficially own approximately 4.9% of the outstanding shares of Corvas' stock. Beneficial ownership is determined under the securities laws and not all of the beneficially owned shares of Corvas may be eligible to vote on the Merger. Pursuant to the respective voting agreements each of the Dendreon Stockholders has agreed to vote in favor of the issuance of the shares of Dendreon common stock in the Merger and each of the Corvas Stockholders has agreed to vote in favor of the adoption of the Merger Agreement.

        In connection with the Merger Agreement, the Company entered into an Amendment No. 1, dated as of February 24, 2003 (the "Amendment"), to the Rights Agreement, dated as of September 18, 1997 between the Company and American Stock Transfer and Trust Company, as Rights Agents.

        The foregoing description of the Combination, the Merger, the Merger Agreement, the voting agreements and the Amendment is qualified in its entirety by reference to the Merger Agreement, the voting agreements, the joint press release dated February 25, 2003 issued by Dendreon and Corvas, and the Amendment attached hereto as Exhibits 99.1, 99.2, 99.3. 99.4 and 99.5, respectively, and incorporated herein by reference.

Item 7(c).    Exhibits.

99.1
Agreement and Plan of Merger, dated as of February 24, 2003, by and among Dendreon Corporation, a Delaware corporation, Seahawk Acquisition, Inc., a Delaware corporation, Charger Project LLC, a Delaware limited liability company, and Corvas International, Inc., a Delaware corporation.

99.2
Form of Lockup and Voting Agreement, dated as of February 24, 2003, by and between Corvas International, Inc., a Delaware corporation, and certain directors and officers of Dendreon Corporation, a Delaware corporation.

99.3
Form of Lockup and Voting Agreement, dated as of February 24, 2003, by and between Dendreon Corporation, a Delaware corporation, and certain directors and officers of Corvas International, Inc., a Delaware corporation.

99.4
Joint Press Release, dated February 25, 2003.

99.5
Amendment No. 1, dated February 24, 2003, to the Rights Agreement, dated as of September 18, 1997, between Corvas International, Inc., a Delaware corporation, and American Stock Transfer and Trust Company

Exhibit Index

Exhibits

99.1
Agreement and Plan of Merger, dated as of February 24, 2003, by and among Dendreon Corporation, a Delaware corporation, Seahawk Acquisition, Inc., a Delaware corporation, Charger Project LLC, a Delaware limited liability company, and Corvas International, Inc., a Delaware corporation.

99.2
Form of Lockup and Voting Agreement, dated as of February 24, 2003, by and between Corvas International, Inc., a Delaware corporation, and certain directors and officers of Dendreon Corporation, a Delaware corporation.

99.3
Form of Lockup and Voting Agreement, dated as of February 24, 2003, by and between Dendreon Corporation, a Delaware corporation, and certain directors and officers of Corvas International, Inc., a Delaware corporation.

99.4
Joint Press Release, dated February 25, 2003.

99.5
Amendment No. 1, dated February 24, 2003, to the Rights Agreement, dated as of September 18, 1997, between Corvas International, Inc., a Delaware corporation, and American Stock Transfer and Trust Company

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORVAS INTERNATIONAL, INC.
By:	/s/ CAROLYN FELZER Name: Carolyn M. Felzer Vice President and Controller Principal Financial and Accounting Officer)

Date: February 25, 2003

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SIGNATURES